EXECUTION COPY

                               AMENDMENT NO. 1 TO

                            STOCK PURCHASE AGREEMENT

                          dated as of November 25, 1998

                                      among

                           VIACOM INTERNATIONAL INC.,

                                   PEARSON plc

                                       and

                                  PEARSON INC.
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            AMENDMENT NO. 1, dated as of November 25, 1998 (this "Amendment"), to the Stock Purchase Agreement, dated as of May 17, 1998 (the "Stock Purchase Agreement"), among VIACOM INTERNATIONAL INC., a Delaware corporation (the "Seller"), PEARSON INC., a Delaware corporation (the "Purchaser"), and PEARSON plc, a corporation organized under the laws of the United Kingdom that is the indirect holder of all of the outstanding capital stock of the Purchaser (the "Parent").

                             W I T N E S S E T H :

            WHEREAS, the Seller, the Purchaser and the Parent desire to amend the Stock Purchase Agreement in certain respects to provide for, among other things, (i) the designation of additional direct or indirect Subsidiaries of the Seller as Publishing Subsidiaries, Directly Acquired Publishing Subsidiaries, Directly Acquired B&P and Reference Publishing Subsidiaries (as defined herein), and Directly Acquired Foreign Subsidiaries and of certain assets as Assets; (ii) the assignment by Parent of its right to purchase the Shares of certain Directly Acquired Publishing Subsidiaries, Directly Acquired Foreign Subsidiaries, Directly Acquired B&P and Reference Publishing Subsidiaries (including certain of the additional Subsidiaries designated herein) and certain other properties (all such Shares and other properties, including those which Parent or any of its Affiliates is to purchase, together with all right, title and interest therein and thereto, collectively, the "Sold Properties"), (x) to Purchaser or other Subsidiaries of the Parent (each a "Parent Purchaser") or (y) to certain Parent Purchasers and, if Parent so elects pursuant to Section 2.01(b) hereof, the Shares of the Directly Acquired B&P and Reference Publishing Subsidiaries and the covenant not to compete set forth in Section 5.12(c) of the Stock Purchase Agreement, as amended by this Amendment, to Hicks, Muse Books LLC, a Delaware limited liability company ("Hicks Muse"; the Parent Purchasers, together with Hicks Muse if such election is made, the "Purchasing Entities"); provided, however, that no such assignment shall release the Purchaser or the Parent from any liability under the Stock Purchase Agreement or delay the consummation of the purchase and sale of the Sold Property under the Stock Purchase Agreement; (iii) the manner in which each Sold Property is to be sold and the consideration to be paid at Closing by each Purchasing Entity for each Sold Property; and (iv) if Parent makes the election pursuant to Section 2.01(b) hereof, the execution of the acknowledgment by Seller, Parent and Hicks Muse of the right of Parent to assign the right to purchase the Shares of the Directly Acquired B&P and Reference Publishing Subsidiaries and the covenant not to compete set forth in Section 5.12(c) of the Stock Purchase Agreement, as amended by this Amendment, to Hicks Muse (capitalized terms not defined herein have the meanings ascribed to them in the Stock Purchase Agreement);

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            SECTION 1. Amendments to Stock Purchase Agreement. (a) The defined term "Ancillary Agreements" set forth in Section 1.01 is hereby deleted in its entirety and replaced with the following:
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                                        2


            ""Ancillary Agreements" means the Services Agreements, the License Agreements, the Sublease Agreement, the S&S Software License Agreement and the Purchaser Software License Agreement."

      (b) The following defined term is hereby inserted in Section 1.01 immediately following the defined term "Assets" set forth therein:

            ""B&P and Reference Publishing Businesses" means, collectively, on the date hereof, the United States business and professional and reference publishing businesses included within the publishing segment of Viacom as reported in the Annual Report on Form 10-K of Viacom for the year ended December 31, 1997, and specifically excluding the Consumer Business, and the children's learning, higher education and non-United States business and professional and reference publishing businesses (other than the interest in New York Institute of Finance (Holdings) L.D.C.). For the purposes of this Agreement, "children's learning", "higher education", "business and professional" and "reference" shall have the meanings commonly employed by the management of Simon & Schuster on the date of this Agreement, "reference" specifically includes "reference", "library reference", "Macmillan Computer Publishing" and "Macmillan Publishing" (and any other variation on the term "Macmillan", other than in connection with Macmillan College Publishing, but specifically excluding any consumer titles listed in Schedule D attached to the Purchaser to Consumer Trademark License Agreement) and "business" refers to businesses managed as a unit, without regard to the specific legal entity that conducts such business."

      (c) The defined term "Base Price" set forth in Section 1.01 is hereby deleted in its entirety and replaced with the following:

            ""Base Price" means $4,620,000,000."

      (d) The defined term "Consumer Business" set forth in Section 1.01 is hereby deleted in its entirety and replaced with the following:

            ""Consumer Business" means the consumer/trade publishing business that is included within the publishing segment of Viacom as reported in the Annual Report on Form 10-K of Viacom for the year ended December 31, 1997 and the Learning Products Group. For the purposes of this Agreement, "consumer" and "trade" shall have the meanings commonly employed by the management of Simon & Schuster on the date of this Agreement."

      (e) The defined term "Closing Net Assets" set forth in Section 1.01 is hereby modified by inserting the following text immediately after the phrase "total assets" and immediately before the phrase "minus total liabilities":
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                                       3


      "(excluding intangibles, net, consisting of goodwill and publishing rights)"

      (f) The defined term "Closing Net Assets Adjustment Amount" set forth in
Section 1.01 is hereby modified by inserting the following text at the end thereof:

      "(excluding intangibles, net, consisting of goodwill and publishing rights). For purposes of calculating the Closing Net Assets Adjustment Amount, the December 31, 1997 Audited Balance Sheet shall be adjusted to eliminate the total net assets (excluding intangibles, net, consisting of goodwill and publishing rights) of the Learning Products Group."

      (g) The defined term "December 31, 1997 Audited Balance Sheet" set forth in Section 1.01 is hereby modified by inserting the following sentence immediately after the first sentence thereof:

      "For purposes of computing the Closing Net Assets Adjustment Amount, the December 31, 1997 Audited Balance Sheet and the Estimated Closing Net Assets shall be adjusted to exclude intangibles, net, consisting of goodwill and publishing rights."

      (h) The following defined term is hereby inserted in Section 1.01 immediately following the defined term "December 31, 1997 Audited Balance Sheet":

      ""Directly Acquired B&P and Reference Publishing Subsidiaries" means the entities set forth on Schedule 5."

      (i) The defined term "Final Net Assets Adjustment Amount" set forth in
Section 1.01 is hereby modified by (i) inserting the phrase "(excluding intangibles, net, consisting of goodwill and publishing rights)" immediately after the phrase "total assets" and immediately before the phrase "minus total liabilities" and (ii) inserting the following sentence to the end thereof:

      "For purposes of calculating the Final Net Assets Adjustment Amount, the
                  December 31, 1997 Audited Balance Sheet shall be adjusted to eliminate the total net assets (excluding intangibles, net, consisting of goodwill and publishing rights) of the Learning Products Group."

      (j) The following defined terms are hereby inserted in Section 1.01 immediately following the defined term "Hazardous Materials" set forth therein:

            ""Hicks Muse" means Hicks, Muse Books LLC, a Delaware limited liability company.
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            "Hicks Muse Transfer" means the transfer and delivery of all of the outstanding capital stock of the Directly Acquired B&P and Reference Publishing Subsidiaries by the Seller or its Affiliates to Hicks Muse, if the Parent elects to assign the right to purchase such capital stock to Hicks Muse pursuant to Section 2.01(b) of this Agreement."

      (k) The following defined term is hereby inserted in Section 1.01 immediately following the defined term "Law" set forth therein:

            ""Learning Products Group" means all right, title and interest in the assets and liabilities comprising the Simon & Schuster Learning Products Group (which shall have the meaning commonly employed by the management of Simon & Schuster on the date of this Agreement), including, without limitation, all rights to the business known as the "Red Rocket" website, which includes, without limitation, the domain name (being "redrocket.com"), the trademark (being "Red Rocket"), and any third-party contracts and equipment used exclusively in such business."

      (l) The following defined term is hereby inserted in Section 1.01 immediately following the defined term "Lien" set forth therein:

            ""Macmillan Trademark Sharing Agreement" means the agreement, dated November 8, 1993, between Macmillan, Inc. and Macmillan Limited relating to names and marks."

      (m) The defined term "Permitted Reorganization" set forth in Section 1.01 is hereby deleted in its entirety and replaced with the following:

            ""Permitted Reorganization" means an internal reorganization of assets owned and employees employed by the Seller or its Subsidiaries, including the Restructuring, to be completed prior to the Closing Date (1) to effect any transfer (a) of Assets and employees to the Publishing Subsidiaries (or otherwise in connection with an assignment permitted pursuant to Section 11.08 hereof), (b) of assets and employees from the Publishing Subsidiaries to the Seller or an Affiliate of the Seller (other than a Publishing Subsidiary) and (c) of assets and employees from any Publishing Subsidiary to any other Publishing Subsidiary and (2), at the election of the Seller, in its sole discretion, to transfer any inactive Subsidiary to the Seller or one of its Affiliates that is not a Publishing Subsidiary."

      (n) The following defined term is hereby inserted in Section 1.01 immediately following the defined term "Purchase Price":
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                                       5


            ""Purchaser Software License Agreement" means the Software License Agreement between Simon & Schuster and Silver Burdett Ginn Inc. in the form attached hereto as Exhibit 1.01(d)".

      (o) The following defined term is hereby inserted in Section 1.01 immediately following the defined term "Purchase Price" set forth therein:

            ""Restructuring" means the series of transactions effected on September 30, 1998 whereby the Seller has caused (i) Prentice-Hall, Inc., a Delaware corporation ("PHI"), to contribute to Arco Publishing, Inc. ("Arco"), Executive Reports Corporation, Executive Tax Reports, Inc., and Robert J. Brady Co. certain United States business and professional and reference publishing business assets owned by PHI and (ii) Macmillan, Inc., a Delaware corporation ("Macmillan"), to contribute to Jossey-Bass, Inc., Publishers, a California corporation ("Jossey-Bass"), certain United States business and professional and reference publishing business assets owned by Macmillan."

      (p) The following defined term is hereby inserted in Section 1.01 immediately following the defined term "Simon & Schuster":

            ""Simon & Schuster Software License Agreement" means the Software Licence Agreement between Simon & Schuster and Silver Burdett Ginn Inc. in the form attached as Exhibit 1.01(e)".

      (q) The defined term "Sublease Agreement" is hereby deleted in its entirety and replaced with the following:

            ""Sublease Agreement" means, collectively, (i) the Sublease Agreement between the Purchaser (or an assignee reasonably acceptable to the Seller and acceptable to the landlord for such property) and the Seller and (ii) the Sublease Agreement between the Purchaser, or if Parent makes the election pursuant to Section 2.01(b) of this Agreement, Hicks Muse (or, in each case, an assignee reasonably acceptable to the Seller and acceptable to the landlord for such property) on the one hand and the Seller on the other, in the case of each of clause (i) and (ii) hereof with respect to 1633 Broadway, each substantially in the form attached hereto as Exhibit 1.01(c) and containing representations and warranties with respect to subleased property comparable to those contained in
      Section 3.19 of this Agreement."

      (r) Section 1.02 is hereby amended as follows:

            (i) To insert the terms "Competing Computer Business", "Competing Education Business" and "Competing International Business" and the section
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                                       6


            references "5.12(c)", "5.12(a)" and "5.12(b)", respectively, immediately following the term and corresponding section reference for "COBRA";

            (ii) To insert the term "Initial Allocation" and the section reference "2.02(a)" immediately following the term and corresponding section reference for "Indemnifying Party";

            (iii) To insert the term "Parent Purchaser" and the section reference "Recitals" immediately following the term and corresponding section reference for "Parent Board Recommendation";

            (iv) To insert the term "Purchasing Entities" and the section reference "Recitals" immediately following the term and corresponding section reference for "Purchaser's DC Plan";

            (v) To insert the term "Sold Properties" and the section reference "Recitals" immediately following the term and corresponding reference for "Shares";

            (vi) To delete the term "Competing Business" and the corresponding section reference;

            (vii) To delete the term "Draft Allocation Statement" and the corresponding section reference; and

            (viii) To delete the term "Stock Allocation" and the corresponding section reference.

      (s) Section 2.01 is hereby deleted in its entirety and replaced with the following text:

            "SECTION 2.01 Purchase and Sale (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing the Seller shall sell, convey, assign, transfer and deliver to each Purchasing Entity (and/or cause one or more of its Subsidiaries to sell, convey, assign, transfer and deliver to such Purchasing Entity) each Sold Property being acquired by such Purchasing Entity and each Purchasing Entity shall purchase, acquire and accept from the Seller or such Subsidiaries each Sold Property, with each Sold Property being sold by the party shown under the column "Seller" and purchased by the party shown under the column "Purchaser" on Schedule A. Such transactions shall occur in the following order, with all such transactions constituting the Closing: all of the transactions shown under Step I of Schedule A shall be completed first and prior to any of the transactions shown under Steps II or III of Schedule A; all of the transactions shown under Step II of Schedule A shall be completed second and prior to any of the transactions shown under Step III of Schedule A; all of the transactions shown
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                                       7


      under Step III of Schedule A shall be completed last and after any of the transactions shown under Steps I and II of Schedule A; and all proceeds received by a Publishing Subsidiary in connection with any such Step shall be distributed by such Publishing Subsidiary to a non-Publishing Subsidiary before the sale of such Publishing Subsidiary pursuant to any subsequent Step.

            (b) Parent shall have the right to elect to assign its right to purchase the Shares of the Directly Acquired B&P and Reference Publishing Subsidiaries and the covenant not to compete set forth in Section 5.12(c) hereof to Hicks Muse and/or Hicks Muse's Affiliates. In order for such election to be effective, (i) Parent must notify Seller in writing of such election at least five days prior to the Closing and (ii) such notice shall have attached to it an original of a parallel notice from Hicks Muse to Parent whereby Hicks Muse notifies Parent of its intent to consummate the purchase of the Shares of the Directly Acquired B&P and Reference Publishing Subsidiaries and the covenant not to compete set forth in
      Section 5.12(c) hereof, as contemplated by the Stock Purchase Agreement, dated July 2, 1998, among Purchaser, Parent and Hicks Muse, as such agreement may be amended, and as further set forth in this Agreement."

      (t) The first sentence of Section 2.02(a) is hereby deleted in its entirety and replaced with the following text:

            "Each Purchasing Entity shall pay that portion of the Purchase Price relating to each Sold Property as is specified in the Purchase Price Notice (in accordance with the amounts shown under the column "Purchase Price" in Schedule A next to each such Sold Property (the "Initial Allocations"); the Initial Allocation with respect to Prentice-Hall, Inc. shall be increased or decreased from the amount listed on Schedule A, as the case may be, to reflect the portion of the Closing Net Assets Adjustment Amount required to be taken into account pursuant to Section 2.05(a)), in cash to the "Seller" shown next to such Sold Property in Schedule A at the Closing, as provided in Section 2.05(a). Parent and Purchaser agree that the Initial Allocations shall be the maximum amounts allocated with respect to each Sold Property other than Prentice-Hall, Inc., and, notwithstanding anything else contained herein, such Initial Allocations to each Sold Property other than Prentice-Hall, Inc. shall not be adjusted upward at any time. In addition, Parent and Purchaser agree that at the Closing if any Purchasing Entity is for any reason unwilling or unable to so pay or for any reason fails to pay such portion of the Purchase Price so specified in the Purchase Price Notice, Parent and Purchaser shall be liable and shall pay such portion of the Purchase Price at Closing."

      (u) The following text is hereby inserted at the end of Section 2.02(a):

            "Notwithstanding the foregoing, no assignment of rights and obligations to any Purchasing Entity shall release the Purchaser or Parent from any liability hereunder. In
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                                       8


      the event that Parent has previously elected to assign the rights to purchase certain Sold Property to Hicks Muse and/or one or more of its Affiliates pursuant to Section 2.01(b) hereof, and Hicks Muse and/or such Affiliates fail to perform at the Closing, then the Closing shall proceed as though such election was not made, and such Sold Property shall be sold directly to Parent and certain of Parent's Affiliates at the Closing."

      (v) The first sentence of Section 2.02(b) is hereby deleted in its entirety. The second sentence of Section 2.02(b) is hereby amended by substituting the phrase "IBD Holdings" for the phrase "Viacom Holdings [name to be changed]", deleting the word "and" before the phrase "at least $300 million," and adding at the end of such sentence the phrase "and, in the aggregate, $708 million to the Directly Acquired B&P and Reference Publishing Subsidiaries and the covenant set forth in Sections 5.12(c), with the aggregate amount allocated to all the Sold Properties with respect to the Base Price in all events not to exceed the Base Price." The fifth sentence of Section 2.02(b) is hereby deleted in its entirety and replaced with the following text:

            "Within 75 days after the Closing Date, the Seller shall notify the Purchaser either (i) that it consents to the Initial Allocations as set forth in Schedule A or (ii) that it disagrees with the Initial Allocations."

      (w) The sixth sentence of Section 2.02(b) is hereby amended by substituting the phrase "Initial Allocations," for the phrase "Draft Allocation Statement,".

      (x) Following the last sentence of Section 2.02(b), the following sentence shall be added:

            "If the resolution of any dispute regarding the Initial Allocations results in a different amount of consideration being allocated to the purchase of any Sold Property, the excess of any Initial Allocation paid by the party listed in Schedule A as "Purchaser" over the amount of any final allocation determined under this Section 2.02(b) shall be deemed paid by such party on behalf of the actual "Purchaser" of Prentice-Hall, Inc. and received by the "Seller" of Prentice-Hall, Inc."

      (y) The first sentence of Section 2.02(c) is hereby deleted in its entirety and replaced with the following text:

            "The Seller, the Parent and the Purchaser shall, and, if applicable, the Parent and the Purchaser shall cause Hicks Muse to, report the federal, state, local and foreign Tax consequences of the transactions contemplated by this Agreement in a manner consistent with the transactions and order and timing of steps described in Section 2.01(a) and the Initial Allocations, revised as agreed by the Seller, the Parent and the Purchaser or as determined by the Independent Accounting Firm, as the case may be."
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                                       9


      (z) The second sentence of Section 2.02(c) is hereby amended by substituting for the phrase "Stock Allocations" the phrase "transactions, order and timing of steps and Initial Allocations, as so revised,"

      (aa) The final sentence of Section 2.03 shall be amended by inserting the following text at the start thereof:

      "Except as otherwise contemplated by the sequence of steps set forth in
      Section 2.01(a),"

      (bb) Section 2.04 is hereby deleted in its entirety and replaced with the following text:

            "SECTION 2.04. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to each Purchasing Entity (or Parent, on behalf of Parent, Purchaser and, if applicable, Hicks Muse):

                  (i) stock certificates evidencing all of the shares of capital stock acquired by such Purchasing Entity of (A) the Directly Acquired Publishing Subsidiaries, (B) the Directly Acquired Foreign Subsidiaries and (C) the Directly Acquired B&P and Reference Publishing Subsidiaries, duly endorsed in blank or accompanied by stock powers and transfer forms duly executed in blank;

                  (ii) receipts for the portion of the Purchase Price as is
            specified in the Purchase Price Notice relating to each Sold
            Property;

                  (iii) the Ancillary Agreements required to be delivered
            pursuant to Section 8.02; and

                  (iv) any required stock transfer tax stamps."

      (cc) Section 2.05 is hereby amended by substituting for the phrase "Parent and the Purchaser shall deliver to the Seller" the phrase "each Purchasing Entity shall deliver to the "Seller" noted opposite its name on Schedule A with respect to each Sold Property being purchased by such Purchasing Entity" and by inserting after the words "wire transfer" in Section 2.05(a) the words "or intra-bank transfer".

      (dd) Section 2.06(e) is hereby amended by substituting for the phrase "the Parent and the Purchaser" the phrase "Pearson AG" and for the word "Seller" the phrase "Paramount Communications Acquisitions Corp.", and inserting in the first sentence of such Section 2.06(e) after the word "excess" the phrase ",which amount shall be deemed to be paid in respect of the Shares of Prentice-Hall, Inc.,"
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      (ee)  Section 2.07 is hereby amended by inserting after the words "wire transfer" the words "or intra-bank transfer."

      (ff) Section 3.03 is hereby amended by inserting the following text immediately after the phrase "Directly Acquired Publishing Subsidiaries":

      ", the Directly Acquired B&P and Reference Publishing Subsidiaries"

      (gg) Section 3.12 is hereby amended by inserting the following text immediately after the Section heading "Intellectual Property" and immediately before clause (a):

      "Except to the extent caused by (i) the direct sale of additional Publishing Subsidiaries pursuant to this Amendment, (ii) the series of transactions contemplated by clauses (i) and (ii) of the defined term "Restructuring" set forth in Section 1.01 hereof or (iii) the Hicks Muse Transfer (but, in the case of the Hicks Muse Transfer, only to the extent that any inaccuracy or breach of the representations or warranties set forth in this Section 3.12 would not have occurred had the transactions contemplated by the Stock Purchase Agreement as in effect prior to this Amendment been consummated in the manner set forth therein);"

      (hh) Section 3.13(a) of the Stock Purchase Agreement is hereby amended by adding the following sentence to the end thereof:

            "Anything in this Section 3.13(a) to the contrary notwithstanding, no individual currently or formerly employed in the Learning Products Group, which individuals are listed on Section 3.13(a)(iv) of the Disclosure Schedule, shall be a "Business Employee" or a "Former Business Employee" for any purpose under this Agreement.

      (ii) Section 3.13(a)(iv) is hereby added to the Disclosure Schedule in the form attached to this Amendment.

      (jj) Section 5.04(d) is hereby amended by inserting the following text immediately after the phrase "consents and approvals" and immediately before the phrase "that may be required":

      "(including, without limitation, any consents, approvals, authorizations or other actions or filings or notifications that are the responsibility of Parent and Purchaser pursuant to Section 5.04(e); provided, however, that in no event shall Seller or its Affiliates be liable under this Agreement or otherwise for the failure to obtain any such consents, approvals, authorizations or other actions or filings or notifications, which shall be the sole responsibility of Parent and Purchaser pursuant to
      Section 5.04(e))".
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      (kk) Section 5.04 is hereby amended by inserting the following text immediately after Section 5.04(d):

            "(e) The Parent and the Purchaser shall be solely responsible, to the extent not previously obtained, for (i) obtaining any consents, approvals, authorizations or other action of or by, or making any filing with or notification to, any Governmental Authority, including, but not limited to, trademark or copyright filings, and (ii) obtaining any consents, approvals, waivers, authorizations or other actions or giving (or instructing the Seller to give) any notice under or pursuant to any bond, note, Contract, Real Property Lease, license, permit, franchise or other instrument to which the Seller or any B&P and Reference Publishing Subsidiary is a party or by which any shares or assets of any B&P and Reference Publishing Businesses may be bound or affected, arising from or made necessary by, in the case of each of clause (i) and (ii), the direct sale of additional Publishing Subsidiaries pursuant to this Amendment, the Restructuring or the Hicks Muse Transfer. The Parent and the Purchaser hereby acknowledge and agree that neither the Seller nor its Affiliates shall have any liability to the Parent or the Purchaser in connection with any Losses arising from the failure to obtain or to give any notice on the consents, approvals, authorizations or other matters set forth in this
      Section 5.04(e) including, without limitation, any change in the rights granted to Macmillan, Inc. under the Macmillan Trademark Sharing Agreement."

      (ll) The first sentence of Section 5.08 is hereby deleted in its entirety and replaced with the following text:

            "Prior to the Closing Date, the Seller shall, and shall cause its Subsidiaries to, effect the Permitted Reorganization."

      (mm) Section 5.12 is hereby deleted in its entirety and replaced with the following:

            "SECTION 5.12. Non-Competition. (a) The Seller acknowledges that reasonable limits on its ability to engage in activities competitive with the Purchaser are warranted to protect the Purchaser's substantial investment in acquiring the Shares, the Assets and the Businesses. Accordingly, the Seller hereby covenants and agrees that during the period commencing with the Closing Date and ending on the third anniversary of the Closing Date, Viacom and the Seller shall not, and shall cause their direct and indirect Subsidiaries not to (subject, in the case of its existing Subsidiaries that are not wholly owned, to its fiduciary duties to holders of minority interests), for the Seller's own account or jointly with any other Person, publish or produce textbooks intended for use primarily in instruction in academic institutions of higher learning in the United States (a "Competing Education Business"); provided, however, that the foregoing shall not be breached as a result of (a) the ownership or other right to acquire by Viacom or the Seller (or any of their Subsidiaries) of not more than an aggregate of 10% of any class of stock
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                                       12


      of a Person engaged, directly or indirectly, in a Competing Education Business; (b) the acquisition of, holding by, operation of, or disposition by Viacom or the Seller (or any of their Subsidiaries) of an interest in any Person whose primary business is not a Competing Education Business;
      (c) the licensing or sale of any of the Seller's or its Subsidiaries' intellectual property for use in connection with any Competing Education Business; (d) any activity relating to the publication of fiction or non-fiction (other than in the subject matter of computer applications and operation systems) sold primarily into the consumer retail channel; or (e) any activity relating to any book or category of books presently published by Simon & Schuster's Consumer division or similar in genre to any such book or category.

            "(b) The Seller acknowledges that reasonable limits on its ability to engage in activities competitive with the Purchaser are warranted to protect the Purchaser's substantial investment in acquiring the Shares, the Assets and the Businesses. Accordingly, the Seller hereby covenants and agrees that during the period commencing with the Closing Date and ending on the third anniversary of the Closing Date, Viacom and the Seller shall not, and shall cause their direct and indirect Subsidiaries not to (subject, in the case of its existing Subsidiaries that are not wholly owned, to its fiduciary duties to holders of minority interests), for the Seller's own account or jointly with any other Person, publish or produce
      (i) textbooks intended for use primarily in instruction in academic institutions of higher learning outside of the United States or (ii) any branded series of tutorial reference books in the computer applications and operating systems categories outside of the United States (a "Competing International Business"); provided, however, that the foregoing shall not be breached as a result of (a) the ownership or other right to acquire by Viacom or the Seller (or any of their Subsidiaries) of not more than an aggregate of 10% of any class of stock of a Person engaged, directly or indirectly, in a Competing International Business; (b) the acquisition of, holding by, operation of, or disposition by Viacom or the Seller (or any of their Subsidiaries) of an interest in any Person whose primary business is not a Competing International Business; (c) the licensing or sale of any of the Seller's or its Subsidiaries' intellectual property for use in connection with any Competing International Business;
      (d) any activity relating to the publication of fiction or non-fiction (other than in the subject matter of computer applications and operation systems) sold primarily into the consumer retail channel; or (e) any activity relating to any book or category of books presently published by Simon & Schuster's Consumer division or similar in genre to any such book or category.

            "(c) The Seller acknowledges that reasonable limits on its ability to engage in activities competitive with the Purchaser are warranted to protect the Purchaser's substantial investment in acquiring the Shares, the Assets and the Businesses. Accordingly, the Seller hereby covenants and agrees that during the period commencing with the Closing Date and ending on the third anniversary of the Closing Date, the Seller shall not, and shall cause their direct and indirect Subsidiaries not to (subject, in the case of its existing Subsidiaries that are not wholly owned, to its fiduciary duties to holders of minority interests), for the Seller's own account or jointly with any other Person, publish or produce any branded series of tutorial reference books in the computer applications and operating systems categories in the United States (a "Competing Computer Business"); provided, however, that the foregoing shall not be breached as a result of
      (a) the ownership or other right to acquire by the Seller (or any of their Subsidiaries) of not more than an aggregate of 10% of any class of stock of a Person engaged, directly or indirectly, in a Competing Computer Business; (b) the acquisition of, holding by, operation of, or disposition by the Seller (or any of their Subsidiaries) of an interest in any Person whose primary business is not a Competing Computer Business; (c) the licensing or sale of any of the Seller's or its Subsidiaries' intellectual property for use in connection with any Competing Computer Business; (d) any activity relating to the publication of fiction or non-fiction (other than in the subject matter of computer applications and operation systems) sold primarily into the consumer retail channel; or (e) any activity relating to any book or category of books presently published by Simon & Schuster's Consumer division or similar in genre to any such book or category."

      (nn) The following text is hereby inserted immediately following Section 5.13:

                  "SECTION 5.14. Harvard Medical School Publishing Program. (a) Each party hereto agrees to cooperate in obtaining the consent of the President and Fellows of Harvard College ("Harvard") under the agreement, dated as of September 24, 1996, between Simon & Schuster and Harvard regarding the Harvard Medical School Publishing Program (the "Harvard Agreement") in connection with the division of the rights granted to Simon & Schuster under the Harvard Agreement as between the Business and the Consumer Business in connection with (i) the sale by Seller of the Business as contemplated by this Agreement and the Ancillary Agreements and (ii) the possible sale by Parent and Purchaser, or Affiliates thereof, of the B&P and Reference Publishing Business following the Closing. Such consent and division of rights, including, without limitation, any related amendment to the Harvard Agreement, shall be in a form reasonably satisfactory to the Seller and the Parent.

            (b) Seller represents and warrants to Parent and Purchaser that as of November 25, 1998, (i) $1,993,332 has been paid to Harvard as advances under the Harvard Agreement ("Advances"), of which $1,160,000 has been internally allocated to the Consumer Business, $166,666 to the B&P and Reference Publishing Business and $666,666 to the "education business" (as commonly used by the management of Simon & Schuster on the date of this Agreement) and (ii) $4,006,668 in Advances remains to be paid. Commencing from the Closing Date and ending on the date which is the earlier of (x) the termination of the Harvard Agreement or (y) such time as all Advances have been paid, each milestone comprising all of the remaining Advances shall be payable as between Seller or its Affiliates on the one hand and Parent and/or Purchaser or their

      Affiliates on the other hand, in a ratio of 58.33% by the Seller or its Affiliates and 41.67% by Parent and/or Purchaser or their Affiliates. To the extent that there are any reductions in the Advances payable to Harvard from those payable under the Harvard Agreement on the date hereof, the Advances payable by Seller or its Affiliates on the one hand and by Parent and/or Purchaser on the other hand shall be reduced by a proportionate amount of such reduction equal to the proportionate amount of all remaining Advances payable by each party, as set forth in the preceding sentence.

            As used in this Agreement (i) "Consumer Business Advance Amount" means (x) $3.5 million plus (y) any Budget amounts (as the term "Budget" is defined in the Harvard Agreement) expended from the date hereof by the Seller or its Affiliates minus (z) any reduction in remaining Advances payable by Seller or its Affiliates and (ii) "Business Advance Amount" means (x) $2.5 million plus (y) any Budget amounts (as the term "Budget" is defined in the Harvard Agreement) expended from the date hereof by Parent and/or Purchaser or their Affiliates minus (z) any reduction in remaining Advances payable by Parent and/or Purchaser or their Affiliates.

            (c) Any royalties owed under the Harvard Agreement in connection with books, imprints, titles and the like published thereunder ("Royalties") relating to (i) the Consumer Business, up to the Consumer Business Advance Amount, shall be the property of and paid over to Seller or its Affiliates and (ii) the Business, up to the Business Advance Amount, shall be the property of and paid over to Purchaser or its Affiliates, in each case as a recoupment against the Consumer Business Advance Amount or the Business Advance Amount, as the case may be. If at any time Seller or its Affiliates has recouped the Consumer Business Advance Amount and Purchaser or its Affiliates has not recouped the Business Advance Amount, then from such time all Royalties relating to the Consumer Business shall be the property of and paid over to Purchaser or its Affiliates until Purchaser or its Affiliates has recouped the Business Advance Amount. Similarly, if at any time Purchaser or its Affiliates has recouped the Business Advance Amount and Seller or its Affiliates has not recouped the Consumer Business Advance Amount, then from such time all Royalties relating to the Business shall be the property of and paid over to Seller or its Affiliates until Seller or its Affiliates has recouped the Consumer Business Advance Amount. At such time as Seller or its Affiliates has recouped the Consumer Business Advance Amount and Purchaser or its Affiliates has recouped the Business Advance Amount, all Royalties shall be paid to Harvard in accordance with the Harvard Agreement.

            (d) Each party hereto agrees to cooperate with each other party in sharing all information in its possession from time to time relating to the Harvard Agreement necessary for the calculation of the Royalties and all amounts advanced in respect of Consumer Business Advance Amounts and Business Advance Amounts, as the case may be, and any further information which the parties reasonably believe is necessary or desirable for the proper administration of their mutual relationship under the Harvard Agreement and as set forth in this Section 5.14.

            (e) In the event that the consents described in Section 5.14(a) are not obtained or are only partially obtained, each party hereto agrees to negotiate in good faith to reach an agreement as between them that accomplishes the same economic result as is set forth in Sections 5.14(b) and (c) hereof."

      (oo) Section 6.02(a) of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

            "SECTION 6.02. Retirement Plans. (a) It is agreed by both parties that the Seller or one of its Affiliates will continue to maintain the VPP and the Viacom Excess Pension Plan, with the benefit accruals of the Business Employees under such plans ceasing as of the Closing Date and Seller shall retain all liabilities thereunder. The Seller shall cause the Business Employees to be fully vested in their accrued benefits in each such plan as of the Closing Date."

      (pp) Section 6.02(b) of the Stock Purchase Agreement is hereby amended by inserting the following text at the end of the fifth full sentence thereof:

            "and Seller shall retain all other liabilities under the VIP. Notwithstanding anything to the contrary in this Section 6.02(b), in the event that the Parent makes the election pursuant to Section 2.01(b) of this Agreement, the Seller shall transfer and deliver the VIP account balances of Business Employees and Former Business Employees designated in writing by the Parent and the Purchaser, and the Seller shall also transfer and deliver to Hicks Muse, or, if so directed by the Parent and the Purchaser, cause the trustee of the VIP to transfer and deliver to the trustee of a Hicks Muse defined contribution plan designated in writing by the Parent and the Purchaser or Hicks Muse, if applicable, an amount equal to the aggregate account balances of Business Employees and Former Business Employees of the B&P and Reference Publishing Businesses so designated by the Parent and the Purchaser."

      (qq) Section 6.02(b) of the Stock Purchase Agreement is hereby further amended by adding the following text to the end thereof:

      "Notwithstanding anything to the contrary in this Section 6.02(b), in the event that the Parent makes the election pursuant to Section 2.01(b) of this Agreement, then (i) the Seller shall, (A) prior to Closing, establish a separate non-qualified deferred compensation plan (the "HM EIP") with terms, benefits and commitments identical to those provided under the VEIP for the benefit of participating Business Employees and Former Business Employees of the B&P and Reference Publishing Businesses designated in writing by the Parent and the Purchaser and (B) at Closing, transfer the HM EIP to Hicks Muse, (ii) the HM EIP shall assume responsibility for all account balances and earnings thereon of such designated individuals under the VEIP (it being understood that the S&S EIP shall not assume any responsibility for the VEIP account balances and earnings thereon with respect to such individuals) and (iii) the Parent and the Purchaser shall cause Hicks Muse to assume the HM EIP at Closing and to honor the terms of any elections previously made by participants under the VEIP. The Purchaser and the Parent acknowledge that no assets will be transferred to Hicks Muse in connection with the establishment of the HM EIP and the assumption thereof by Hicks Muse."

      (rr) Section 6.02(e) of the Stock Purchase Agreement is hereby amended by
(i) inserting the phrase "as soon as practicable, after the Closing," immediately after the phrase "and the Seller shall" in the first sentence thereof and (ii) adding the following text to the end thereof:

      "Notwithstanding anything to the contrary in this Section 6.02(e), in the event that the Parent makes the election pursuant to Section 2.01(b) of this Agreement, then (i) the Seller shall, (A) prior to Closing, (I) establish a separate non-qualified deferred compensation plan (the "HM DCP") providing for the payment of deferred benefits to participating Business Employees and Former Business Employees of the B&P and Reference Publishing Businesses designated in writing by the Parent and the Purchaser who have previously deferred the settlement of performance awards under the terms of the Paramount DCP and (II) transfer assets, if any, and liabilities related to each designated individual's account balance in the Paramount DCP, including all earnings thereon, into the HM DCP (it being understood that no assets or liabilities related to any such individual's account balance in the Paramount DCP will be transferred to the S&S DCP) and (B) at Closing, transfer of the HM DCP to Hicks Muse and
      (ii) the Parent and the Purchaser shall cause Hicks Muse to assume the HM DCP at Closing and to honor the terms of the distribution election previously made by the designated individuals, subject to the terms of the HM DCP."

      (ss)  The following sentence is hereby inserted at the end of Section
6.03:

            "For the avoidance of doubt, the Purchaser and the Seller acknowledge that the term "Former Business Employees" for all purposes under this Agreement shall mean all individuals who were at any time employed in a publishing business other than the Consumer Business, including but not limited to former employees of those businesses previously disposed of and set forth on
Schedule 8 attached hereto."

      (tt) Section 6.05(a) of the Stock Purchase Agreement is hereby amended by inserting the text "(other than severance liability arising from any claim by any Business Employee for the disputed severance benefits described in Schedule
7)" at the end of clauses (ii), (v) and (vii) thereof.

      (uu) Section 6.05(b) of the Stock Purchase Agreement is hereby amended by inserting the following text at the beginning thereof:

            "Except as may be otherwise agreed by a Business Employee and Purchaser,"

      (vv) Section 6.05 of the Stock Purchase Agreement is hereby amended by inserting the following text immediately following Section 6.05(b):

            "(c) Subject to Section 6.09, the Purchaser acknowledges that it shall make all required stay bonus and cash severance payments to Business Employees under the plans, programs, arrangements and agreements referred to in Sections 3.13(a)(i)(A)(I)(13), (A)(I)(14) and (A)(III)(1) of the
      Disclosure Schedule (as such plans, programs, arrangements and agreements may be amended by the Purchaser and, with respect to the agreements referenced in Section 3.13(a)(i)(A)(III)(1) of the Disclosure Schedule, with the consent of the Business Employees) and shall not look to the Seller for the cash payment of any amounts required to be paid thereunder."

      (ww)  The following text is hereby inserted immediately following
Section 6.07:

            "SECTION 6.08. Transition Period. During the period between the Closing and December 31, 1998, the Seller shall maintain the benefits of the Business Employees and Former Business Employees under each of the Viacom Plans listed on Schedule 6 attached hereto. Purchaser or Parent shall promptly reimburse Seller for Seller's direct out-of-pocket expenses for maintaining such Viacom Plans upon transmission to Purchaser or Parent of a statement of such expenses in relation thereto.

            SECTION 6.09. Enhanced Severance and Retention Agreements. The Seller agrees to reimburse the Parent and the Purchaser for any severance payment that the Parent or the Purchaser becomes obligated to make to any Business Employee who received an Enhanced Severance and Retention Agreement pursuant to the claim of any Business Employee described on
      Schedule 7 attached hereto; provided, however, that the Parent and the Purchaser agree (i) to notify the Seller promptly and in writing of any such claim brought against the Parent, the Purchaser or any of the Publishing Subsidiaries on or after the Closing Date and (ii) not to settle any such claim without approval of the Seller, such approval not to be unreasonably withheld or delayed; and, provided, further, that the Parent and the Purchaser have not amended the employment agreement and/or the Enhanced Severance Retention Agreement with the Business Employee in a manner that adversely impacts Seller's ability to defend the claim of such Business Employee. Seller shall notify Parent and Purchaser promptly after receiving the notice described in clause (i) whether or not it intends to defend such claim and, if no such notice is received by Parent or Purchaser within thirty days after such receipt, Seller shall be deemed to intend not to defend. The Parent and the Purchaser agree that the Seller shall be entitled to assume and control the defense of any such claim through counsel of its choice, reasonably acceptable to Parent and Purchaser, and that, in the event the Seller undertakes any such defense, the Parent and the Purchaser shall, and shall cause the Publishing Subsidiaries to, cooperate with the Seller in such defense (or, if related to the claim in question, in making a counterclaim or any cross-complaint) and make available to the Seller all witnesses, records materials and information in the possession or under the control of the Parent, the Purchaser or any of the Publishing Subsidiaries as is reasonably requested by the Seller.

                  SECTION 6.10. Business Employee. Notwithstanding any other provision of this Agreement to the contrary, including any Schedules or Exhibits attached hereto, each of the parties hereto agrees that Jonathan Newcomb shall not be considered a Business Employee or Former Business Employee for purposes of this Agreement."

      (xx) Section 7.07 is hereby amended by adding at the end of such Section the following sentence:

            "The party responsible under local law for filing the Tax Return with respect to each such Tax shall file such return, pay such Tax and notify the other party of the amount of such Tax, and the other party shall promptly pay to such party 50% of the amount of such Tax."

      (yy) Section 7.09 is hereby amended by adding at the end of such Section the following phrase:

            "or, at the Parent or the Purchaser's request, a certificate that one or more of the Publishing Subsidiaries being sold pursuant to this Agreement and identified in such request is not a "United States real property holding company" within the meaning of Section 897 of the Code."

      (zz) Section 7.10(b) is hereby amended by inserting "(i)" immediately following the phrase "except for" and by inserting "and (ii) the indemnity contained in Section 10.01(a)(iv) of this Agreement" immediately following the phrase "Section 3.14 of this Agreement".

      (aaa) Section 7.10(d) is hereby amended by adding at the end of such Section the following sentence:

            "Notwithstanding the preceding sentence, any foreign Publishing Subsidiary that receives any proceeds pursuant to Section 2.01(a) shall distribute such proceeds as provided in Section 2.01(a), and Prentice-Hall Hispanoamericana, S.A. will, at and in accordance with the request of Parent or Purchaser, if agreed to by Seller, distribute before the Closing an amount reflecting its "CUFIN" account, as determined for Mexican tax law purposes."

      (bbb) Section 10.01(a) is hereby amended by deleting the word "or" at the end of paragraph (ii), by inserting the text"; or" at the end of paragraph (iii) and by inserting the following text immediately thereafter:

            "(iv) any claim or cause of action against any Seller Indemnified Party or as to which any Seller Indemnified Party is otherwise involved (through discovery, as a witness or otherwise) by or through Hicks Muse or any of its Affiliates relating to or arising out of (A) the assignment contemplated by Section 11.08(b)(i) or (B) the direct sale to Hicks Muse or any of its Affiliates of any Directly Acquired B&P and Reference Publishing Subsidiaries, the business or operations of the B&P and Reference Publishing Businesses, this Agreement or the transactions contemplated hereby or any assignment to Hicks Muse or any of its Affiliates contemplated by Section 11.08(b)(ii) of this Agreement, other than any claim or cause of action by or through Hicks Muse or any of its Affiliates with respect to the Ancillary Agreements to which any of them may be a party or to the transactions contemplated thereby; provided that nothing contained in this clause (iv) shall preclude the Parent or Purchaser from asserting any claim against any Seller Indemnified Party, to the extent otherwise permitted by and subject to the applicable terms and conditions of this Agreement, with respect to the Directly Acquired B&P and Reference Publishing Subsidiaries, the business or operations of the B&P and Reference Publishing Business, this Agreement or the transactions contemplated hereby."

      (ccc) Section 11.08 is hereby amended by deleting subsection (b) thereof in its entirety and substituting the following phrase therefor:

            "each of the Parent and the Purchaser may assign any or all of its rights and obligations under this Agreement (but with respect to clauses
      (i) and (ii) below, Parent and Purchaser may only assign the right to purchase the Shares of the Directly Acquired B&P and Reference Publishing Subsidiaries and the covenant not to compete set forth in Section 5.12(c) hereof) (i) in connection with the sale by the Parent or the Purchaser or any wholly-owned Subsidiary of the Parent or the Purchaser, as the case may be, to Hicks, Muse, Tate and Furst Incorporated (and/or any Affiliate thereof) of certain Sold Property; provided that Hicks, Muse, Tate and Furst Incorporated shall execute, and the effectiveness of such assignment shall be conditional upon such execution, the form of Acknowledgment and Covenant Not to Sue attached hereto as Exhibit 11.08(b)(i), (ii) if Parent makes the election pursuant to Section 2.01(b) of this Agreement, to Hicks, Muse, Tate and Furst Incorporated (and/or any Affiliate thereof); provided that Hicks, Muse, Tate and Furst Incorporated shall execute, and the effectiveness of such assignment shall be conditional upon such execution, the form of Acknowledgment and Covenant Not to Sue attached hereto as Exhibit 11.08(b)(ii) and (iii) to any Subsidiary of the Parent;

      provided that no such assignment pursuant to clauses (i), (ii) and (iii) of this Section 11.08(b) shall release the Parent or the Purchaser from any liability hereunder or delay the consummation of the purchase and sale of the Sold Properties hereunder; provided, further, that no assignment shall be permitted by this sentence that would result in the sale by the Seller or the Seller's Subsidiaries at the Closing of any assets or Shares to any party other than the Parent, any wholly-owned Subsidiary of the Parent or the Purchaser, or Hicks Muse, Tate and Furst Incorporated (and/or any Affiliate thereof)"

      (ddd) Schedule A is hereby added to the Stock Purchase Agreement in the form attached to this Amendment.

      (eee) Schedule 2 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the Schedule 2 attached to this Amendment.

      (fff) Schedule 2A of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the Schedule 2A attached to this Amendment.

      (ggg) Schedule 3 of the Stock Purchase Agreement is hereby modified by deleting the following subsidiaries from the list captioned "Inactive Domestic"and adding them to the list captioned "Domestic":

      "Arco Publishing, Inc., Executive Reports Corporation, Executive Tax Reports, Inc. and Robert J. Brady Co.".

      (hhh) Schedule 5 is hereby added to the Stock Purchase Agreement in the form attached to this Amendment.

      (iii) Schedule 6 is hereby added to the Stock Purchase Agreement in the form attached to this Amendment.

      (jjj) Schedule 7 is hereby added to the Stock Purchase Agreement in the form attached to this Amendment.

      (kkk) Schedule 8 is hereby added to the Stock Purchase Agreement in the form attached to this Amendment.

      (lll) Exhibit 1.01(a) of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the Exhibit 1.01(a) attached to this Amendment.

      (mmm) Exhibit 1.01(b) of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the Exhibit 1.01(b) attached to this Amendment.

      (nnn) Exhibit 1.01(c) of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the Exhibit 1.01(c) attached to this Amendment.

      (ooo) Exhibit 1.01(d) is hereby added to the Stock Purchase Agreement in the form attached to this Amendment.

      (ppp) Exhibit 1.01(e) is hereby added to the Stock Purchase Agreement in the form attached to this Amendment.

      (qqq) Exhibit 11.08(b)(i) is hereby added to the Stock Purchase Agreement in the form attached to this Amendment.

      (rrr) Exhibit 11.08(b)(ii) is hereby added to the Stock Purchase Agreement in the form attached to this Amendment.

      (sss) Section 5.07 of the Disclosure Schedule is hereby amended to delete the Standby Letters of Credit listed in items (i) and (ii) thereto.

            SECTION 2. Representations and Warranties; Indemnity. (a) The Parent and the Purchaser each agree and acknowledge that the Seller shall have no liability as a result of the inaccuracy of any representations and warranties made by the Seller in the Stock Purchase Agreement if such representations and warranties were accurate when made and in light of the form of transaction contemplated by the Stock Purchase Agreement prior to this Amendment but are inaccurate as of the Closing Date as a result of the direct sale of any additional Publishing Subsidiaries pursuant to this Amendment, the Restructuring or the Hicks Muse Transfer. In addition, the Parent and the Purchaser each agree and acknowledge that the inaccuracy of any representations and warranties arising under the circumstances set forth in the preceding sentence shall not
(i) relieve the Parent and the Purchaser from their respective obligations to consummate the transactions contemplated by the Stock Purchase Agreement, as amended by this Amendment, pursuant to Section 8.02(a) thereof or (ii) give the Parent the right to terminate the Stock Purchase Agreement, as amended by this Amendment, prior to Closing pursuant to Section 9.01(d) thereof.

            (b) The Parent and the Purchaser agree, jointly and severally, to indemnify and hold harmless the Seller Indemnified Parties for any Losses that any Seller Indemnified Party may at any time suffer or incur, or become subject to, as a result of any claim or cause of action by any third party against any Seller Indemnified Party for any matter that is the subject of a representation or warranty made by the Seller in the Stock Purchase Agreement if such representation or warranty was accurate when made and in light of the form of transaction contemplated by the Stock Purchase Agreement prior to this Amendment but is inaccurate as of the Closing Date as a result of the direct sale of any additional Publishing Subsidiaries pursuant to this Amendment, the Restructuring or the Hicks Muse Transfer, including, without limitation, any losses related to or arising under that certain Macmillan Trademark Sharing Agreement.

            SECTION 3. No Contractual Relationship with Hicks Muse. The Parent and the Purchaser each acknowledge and agree neither (i) the agreement by the Seller to transfer and deliver the Shares of the Directly Acquired B&P and Reference Publishing Subsidiaries to Hicks Muse pursuant to Section 2.01(a) of the Stock Purchase Agreement, if the Parent so elects pursuant to Section 2.01(b) of the Stock Purchase Agreement, in each case as amended by this Amendment nor (ii) any assignment by the Parent and the Purchaser permitted by
Section 11.08(b)(i) of any or all of its rights and obligations under this Agreement in connection with the sale by the Parent or the Purchaser or any wholly owned Subsidiary of the Parent or the Purchaser, as the case may be, to Hicks, Muse, Tate and Furst Incorporated, or any Affiliate thereof, of certain Sold Property, is intended to create, and does not in any way create, a contractual relationship between the Seller or any of its Affiliates on the one hand and Hicks Muse, or any Affiliates thereof, on the other, except as otherwise provided in any of the Ancillary Agreements.

            SECTION 4. Effect of Amendments. Except as and to the extent expressly modified by this Amendment, the Stock Purchase Agreement shall remain in full force and effect in all respects.

            SECTION 5. Acknowledgment and Covenant Not to Sue. (a) If Parent makes the election pursuant to Section 2.01(b) of the Stock Purchase Agreement, as amended by this Amendment, each of Seller, Parent, Purchaser and Hicks Muse, simultaneously with the execution hereof, shall execute and deliver to the other the Acknowledgment and Covenant Not to Sue attached as Exhibit 11.08(b)(ii).

            (b) Seller, Parent and Purchaser acknowledge and agree that in the event of any sale of Sold Property following the Closing contemplated by Section 11.08(b)(i), Seller, Parent, Purchaser and Hicks Muse shall execute and deliver to the other the Acknowledgment and Covenant Not to Sue attached as Exhibit 11.08(b)(i).

            SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of New York, and, for greater certainty, the provisions set forth in Section 11.12 of the Stock Purchase Agreement are incorporated herein by reference and made a part hereof.

            SECTION 7. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this

Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first written above by its respective officer thereunto duly authorized.


                                    VIACOM INTERNATIONAL INC.


                                    By
                                      -----------------------------


                                    PEARSON INC.


                                    By
                                      -----------------------------


                                    PEARSON PLC


                                    By
                                      -----------------------------